UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:  September 13, 2004

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Science Applications International Corporation (the “Company”) announced today its intention to restate its financial statements for the fiscal year ended January 31, 2003 (Fiscal Year 2003) and subsequent periods.  Based on an internal review of accounting records relating to income taxes payable, management has determined that the Company’s reported net income for the year ended January 31, 2003 (Fiscal Year 2003) should have been $13 million higher.   Accounting errors in Fiscal Year 2003 overstated the Company’s provision (expense) for income taxes by $13 million.  To correct these errors, the Company intends to restate its financial statements for Fiscal Year 2003.  As a result, the Company’s net income in Fiscal Year 2003 will increase from $246 million to $259 million after the restatement.  Revenues of $5.9 billion and operating income of $499 million are unaffected for Fiscal Year 2003.  The financial statements for Fiscal Year 2004 and the quarters ended October 31, 2003 (Fiscal Year 2004) and April 30, 2004 (Fiscal Year 2005) will be restated to correct for the balance sheet effect of the restatement in Fiscal Year 2003.

On September 7, 2004, after consultation with the Audit Committee of our Board of Directors, management concluded that the Company’s published financial statements for Fiscal Year 2003 should not be relied upon, without the restatement.  The Company intends to file these restated financial statements by September 20, 2004 or as soon thereafter as practicable.

The Company’s officers have consulted with the Company’s independent auditors concerning the tax accounting errors and restatement of the financial statements.  In addition, the Company’s Audit Committee has been regularly informed and consulted on these matters.

Item 8.01 Other Events.

The Company is delaying the filing of its quarterly report for the quarter ended July 31, 2004 from September 14, 2004 until September 20, 2004, or as soon thereafter as practicable, because the Company intends to restate its financial statements for the years ended January 31, 2003 and 2004 and the quarters ended October 31, 2003 and April 30, 2004.

Item 9.01 Financial Statements and Exhibits.

On September 13, 2004, the Chief Executive Officer and Chief Financial Officer of the Company sent an email message addressed to the employees and stockholders of the Company, which discussed the tax accounting errors, the restatement of the financial statements and the actions being taken to strengthen the Company’s internal control over financial reporting . The message was also posted on the Company’s ISSAIC intranet site and its www.saic.com website.  A copy of the message is attached below as Exhibit 99.01.

(c) Exhibit 99.01  Message dated September 13, 2004 from the Chief Executive Officer and Chief Financial Officer addressed to the Company’s employees and stockholders concerning the tax accounting errors and restatement of the Company’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: September 13, 2004	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
Senior Vice President General Counsel and Secretary